United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 4, 2025
Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway
Suite 155
Alpharetta,	Georgia	30004
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

On July 31, 2025, Priority Holdings, LLC, as a borrower (the “Initial Borrower”) and direct wholly-owned subsidiary of Priority Technology Holdings, Inc. (the “Company”), the other Credit Parties (as defined in Amendment No. 2 (as defined below)) party thereto, each of the Lenders (as defined in Amendment No. 2) party thereto, each 2025-1 Converting Lender (as defined in Amendment No. 2) party thereto, each 2025-1 Incremental Revolving Credit Lender (as defined in Amendment No. 2) party thereto, each New 2025-1 Refinancing Term Lender (as defined in Amendment No. 2) party thereto and Truist Bank, as administrative agent and collateral agent (in such capacities, the “Agent”), as the Designated 2025 Fronting Lender (as defined in Amendment No. 2) and as the 2025-1 Incremental Term Lender (as defined in Amendment No. 2), entered into Amendment No. 2 to the Credit and Guaranty Agreement (“Amendment No. 2”), which amended the Credit and Guaranty Agreement, dated as of May 16, 2024 (as amended by that certain Amendment No. 1 to the Credit and Guaranty Agreement, dated as of November 21, 2024 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein have the meaning given to them in the Credit Agreement), among the Initial Borrower, the Credit Parties party thereto from time to time, the Lenders party thereto from time to time, and the Agent. Amendment No. 2 amended the Credit Agreement to, among other things, (x) extend the maturity date with respect to the Initial Revolving Credit Commitments and Initial Term Loans to five (5) years and seven (7) years, respectively, from the Amendment No. 2 Effective Date (as defined in Amendment No. 2), (y) reduce the Applicable Margin to 3.75% for SOFR Loans, 2.75% for Base Rate Loans and a range of 3.00% to 3.50% for Revolving Loans as determined by the Borrower’s Total Net Leverage Ratio and (z) provide for (i) the 2025-1 Incremental Term Loans (as defined in Amendment No. 2) under the Credit Agreement from the 2025-1 Incremental Term Lender in an aggregate principal amount of $50,175,291.11, which will be added to (and form part of) the 2025-1 Refinancing Term Loans, (ii) the 2025-1 Refinancing Term Loans (as defined in Amendment No. 2) under the Credit Agreement from the 2025-1 Refinancing Term Lender (as defined in Amendment No. 2) in an aggregate principal amount of $949,824,708.89 and (iii) the 2025-1 Incremental Revolving Credit Commitments (as defined in Amendment No. 2) under the Credit Agreement from the 2025-1 Incremental Revolving Credit Lenders (as defined in Amendment No. 2) in an aggregate principal amount of $30,000,000. The 2025-1 Refinancing Term Loans will be on terms substantially similar to the Initial Term Loans under the Credit Agreement and subject to substantially similar terms and secured and guarantied on the same basis as the Initial Term Loans made pursuant to the Credit Agreement. The 2025-1 Incremental Revolving Credit Commitments will be part of the same class of Initial Revolving Credit Commitments under the Credit Agreement, and subject to the same terms and secured and guarantied on a substantially similar basis, as the Initial Revolving Credit Commitments made pursuant to the Credit Agreement.

The proceeds of the 2025-1 Refinancing Term Loans were used, in part, to prepay in full all Initial Term Loans then outstanding, including all accrued and unpaid interest, and to pay the fees and expenses incurred in connection with the entry into Amendment No. 2.

The foregoing description of Amendment No. 2 does not purport to be complete, and is qualified in its entirety by reference to the complete text of Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 in connection with the Credit Agreement and Amendment No. 2 is incorporated by reference into this Item 2.03.

Item 8.01.     Other Events

On August 4, 2025, the Company issued a press release in connection with the entry into Amendment No. 2, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits
(d) Exhibits – The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit Number	Description
10.1
Amendment No. 2 to the Credit and Guaranty Agreement, dated as of July 31, 2025, by and among Priority Holdings, LLC, as the Borrower Representative, the Credit Parties party thereto, each of the Lenders party thereto, each 2025-1 Converting Lender party thereto, each 2025-1 Incremental Revolving Credit Lender party thereto, each New 2025-1 Refinancing Term Lender party thereto and Truist Bank, as administrative agent and collateral agent, as the Designated 2025 Fronting Lender and as the 2025-1 Incremental Term Lender. †

10.2	Exhibit C to Amendment No. 2 to the Credit and Guaranty Agreement, dated as of July 31, 2025.
10.3	Exhibit E to Amendment No. 2 to the Credit and Guaranty Agreement, dated as of July 31, 2025.
99.1	Press Release dated August 4, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
†	Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally copies of any of the omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2025

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Timothy O'Leary
Name: Timothy O'Leary
Title: Chief Financial Officer